Exhibit 10.10

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of July __, 2008 by and between Kevin Pickard, whose address is ______________________________ (the “Consultant”), and Cellynx, Inc., whose address is 5047 Robert J Mathews Parkway, Suite 400, El Dorado Hills, California 95762 (the “Company”), in reference to the following:

RECITALS

A.           The Company wishes to retain the Consultant, and the Consultant has agreed to be retained by the Company, to serve as the Company’s interim Chief Financial Officer a period of 90 days or until the Company retains a permanent Chief Financial Officer.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

1.           Term.  The Company retains the Consultant and the Consultant accepts this appointment with the Company for a period beginning on the date of this Agreement and ending on the earlier of (i) the date that the Company retains a permanent Chief Financial Officer, (ii) the 90th day after the closing of the share exchange transaction between Norpac Technologies, Inc., a Nevada corporation (“Pubco”) and the shareholders of the Company pursuant to which the Company shall be a wholly-owned subsidiary of Pubco, or (iii) the date which the Company notifies Consultant that he has been terminated in writing, and which notification may occur at any time for any reason  (the “Term”).

2.           Duties of Consultant. The Consultant agrees as an interim Chief Financial Officer of the Company.  These services include preparation of financial statements and other financial data; preparation of quarterly and annual reports with the Securities and Exchange Commission; and other services customarily performed by a Chief Financial Officer of a public-reporting company.

3.           Compensation.  As an inducement to enter into this Agreement and perform the services, the Company shall grant to the Consultant 100,000 shares of the Company’s common stock upon execution of this Agreement and $5,000 in cash.  The cash portion shall be paid within 30 days of this Agreement.

4.           Nondisclosure.

4.1           Access to Confidential Information.  The Consultant agrees that during the term of the business relationship between the Consultant and the Company, the Consultant will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Company and is regularly used in the operation of the Company’s business.  The Consultant agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company.  The Consultant agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreements, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof.  The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, shall remain the exclusive property of the Company.

4.2           No Unfair Use by Consultant.  The Consultant promises and agrees that the Consultant (which shall include his Consultants and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant’s business relationship with the Company.  The Consultant agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition.  The Consultant promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent his Consultants or contractors (if any) from engaging in unfair competition with the Company.

4.3           Further Acts.  The Consultant agrees that, at any time during the term of this Agreement or any extension thereof, upon the request of the Company and without further compensation, but at no expense to the Consultant, the Consultant shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s inventions, and copyright registrations on the Company’s inventions.

4.4           Obligations Survive Agreement.  The Consultant’s obligations under this section 4 shall survive the expiration or termination of this Agreement.

5.           Termination.

5.1           Termination on Default.  Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party.  Termination shall be effective immediately on receipt of said notice.  For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) the failure by the Company to pay the compensation set forth in section 3 above; (ii) the willful breach or habitual neglect by the Consultant of the duties which he is required to perform under the terms of this Agreement; (iii) the Consultant’s commission of acts of dishonesty, fraud, or misrepresentation; (iv) the failure by the Consultant to conform to all laws and regulations governing the Consultant’s duties under this Agreement; or (v) the commission by the Consultant of any act that tends to bring the Company into public scandal or which will reflect unfavorably on the reputation of the Company.

5.2           Automatic Termination.  This Agreement terminates automatically on the occurrence of any of the following events:  (i) the bankruptcy or insolvency of either party; or (ii) the death or disability of the Consultant.

5.3           Return of Company Property.  Upon the termination or expiration of this Agreement, the Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in his possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement, if any).

6.           Status of Consultant.  The Consultant understands and agrees that he is not an Consultant of the Company and that he shall not be entitled to receive Consultant benefits from the Company, including, but not limited to, sick leave, vacation, retirement, death benefits, or an automobile.  The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, disability, worker’s compensation or other insurance as well as licenses and permits usual or necessary for conducting the services hereunder.  Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand.  The Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant’s breach of this section.

7.           Representations by Consultant.  The Consultant represents that the Consultant has the qualifications and ability to perform the services in a professional manner.

8.           Notices.  Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called “Notices”) required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt).  Notices shall be addressed to the address set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

9.           Choice of Law and Venue.  This Agreement shall be governed according to the laws of the state of California.  Venue for any legal or equitable action between the Company and the Consultant that relates to this Agreement shall be in the county of Orange.

10.           Entire Agreement.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever.  Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

11.           Counterparts.  This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

12.           Arbitration. Any controversy, dispute or claim of whatever nature arising out of, in connection with or relating to this Agreement or the interpretation, meaning, performance, breach or enforcement thereof, including any controversy, dispute or claim based on contract, tort, or statute, and including without limitation claims relating to the validity of this Agreement, shall be resolved at the request of either party to this Agreement by binding arbitration conducted at a location determined by the arbitrator in Orange, California, administered by and in accordance with the then existing Rules of Practice and Procedure of J*A*M*S/Endispute, Inc. (J·A·M·S), and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.  Either party may commence such proceeding by giving notice to the other party in the manner provided in paragraph 8 of this Agreement.  Upon filing a demand for arbitration, all parties to the Agreement will have right of discovery to the maximum extent provided by law for actions tried before a court, and both agree that in the event of an arbitration, disputes as to discovery shall be determined by the arbitrator(s).  The arbitrator(s) in any such proceeding shall apply California substantive law and the California Evidence Code to the proceeding.  The arbitrator(s) shall have the power to grant all legal and equitable remedies and award damages provided by California law.  The arbitrator(s) shall prepare in writing and provide to the parties an award including findings of fact and conclusions of law.  The arbitrator(s) shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure §§1286.2 or 1286.6 for any such error.  Each party shall bear his or its expenses, costs and attorney fees relating to the arbitration and recovery under any order and/or judgment rendered therein, including one-half the arbitrator(s) fees.  The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California for the purpose of enforcement of this agreement to arbitrate and any and all awards or orders rendered pursuant thereto.

13.           Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

14.           Preparation of Agreement.  It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same.  In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

15.           No Assignment of Rights or Delegation of Duties by Consultant; Company’s Right to Assign.  The Consultant’s rights and benefits under this Agreement are personal to him and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.  The Company may assign its rights and delegate its rights and obligations under this Agreement to any other person or entity, including without limitation, Pubco.

16.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

17.           Electronically Transmitted Documents.  If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

18.           Non-Competition During the Employment Period.  Consultant acknowledges and agrees that given the extent and nature of the confidential and proprietary information he will obtain during the course of his employment with the Company, it would be inevitable that such confidential information would be disclosed or utilized by the Consultant should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company.  Consequently, during any period for which Consultant is receiving payments from the Company, Consultant shall not, without prior written consent of the Company’s Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any Company or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company’s business.

19.           Non-solicitation.  Because of the nature of Consultant’s work for the Company, Consultant’s solicitation or serving of certain customers, clients and vendors related to Consultant’s work for the Company would necessarily involve the proprietary relationships and goodwill of the Company.  Accordingly, for one (1) year following the termination of Consultant’s services with the Company for any reason, Consultant shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce, any person or entity then known to be a customer or client or vendor (except for Pickard & Co. which Consultant is already affiliated with) of the Company, for whom or, on whose behalf, Consultant, during the 90 day period immediately preceding the termination of Consultant’s employment, (1) performed any work or services, or (2) participated the preparation of any proposal to provide such work or services (a “Restricted Customer/Client/Vendor”), to terminate his, her or its relationship with the Company for any purpose, including the purpose of associating with or becoming a customer, client or vendor, whether or not exclusive, of Consultant or any entity of which Consultant is or becomes an officer, director, member, agent, Consultant or consultant, or otherwise solicit, induce, or attempt to solicit or induce, any Restricted Customer/Client/Vendor to terminate his, her or its relationship with the Company for any other purpose or no purpose.  During Consultant’s service with the Company and for one (1) year thereafter, Consultant shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce, any person known to Consultant to be an employee or contractor of the Company to terminate his, her or its employment or other relationship with the Company.

WHEREFORE, the parties have executed this Consulting Agreement on the date first written above.

“CONSULTANT”

________________________________________
Kevin Pickard

“COMPANY”
Cellynx, Inc.

By:___________________________________
Daniel Ash
Chief Executive Officer